FOR IMMEDIATE RELEASE

IRIDEX Reports 2013 Fourth Quarter Results

Record Revenue of $10.6 Million in Quarter

Mountain View, Calif. – February 27, 2014 – IRIDEX Corporation (Nasdaq: IRIX) today reported financial results for the fourth quarter ended December 28, 2013.

•	Revenues were $10.6 million in the fourth quarter of 2013, up 15% from $9.2 million in the prior year comparable period and up sequentially from $9.5 million in the third quarter of 2013.
•	Gross margin for the fourth quarter of 2013 was 48.6%, up from 47.0% in the prior year period and down from 49.6% reported in the 2013 third quarter.
•	For the fourth quarter of 2013, operating income was $0.6 million compared with an operating income of $0.3 million for the fourth quarter of 2012.
•

Net income from continuing operations was $0.4 million, or $0.04 per diluted share, for the fourth quarter of 2013, compared to a net income from continuing operations of $0.3 million, or $0.03 per diluted share, in the fourth quarter of 2012.

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Guidance for first quarter of 2014: The Company expects to achieve revenue between $9.8 million and $10.1 million, representing growth of between 9% and 13% over the prior year period. Gross margin is anticipated to come in between 48% and 50%, operating expenses between $4.3 million and $4.5 million, and the Company anticipates generating operating income.

President and CEO Will Moore said, “We saw strong sales in the fourth quarter, exceeding our revenue guidance. The trend of stronger system sales continued in the quarter as buying patterns trend up in the US, Micropulse™ adoption steadily improves, our recently launched TxCellTM pattern scanning delivery device has been met with strong demand and we continue to be successful in international tenders.”

“After finishing 2013 on a very strong note, we think 2014 will show these trends continuing and you will see us focus on bringing our Glaucoma product offerings to the forefront. We see the glaucoma market as one that we can penetrate using both MicroPulse technology for MLT procedures to drive system sales and we are developing a family of consumable products that can further improve patient outcomes. These steps will further enhance the IRIDEX brand and business model and consequently increase shareholder value,” continued Moore.

Revenues for 2013 were $38.3 million, up 13% from $33.9 million in 2012. Operating income for 2013 was $2.6 million, up $3.5 million from an operating loss of $0.9 million in 2012. Net income from continuing operations for 2013 was $2.2 million compared to a loss from continuing operations of $0.2 million for 2012, or earnings of $0.22 per diluted share compared to a loss of $0.02 per share on a diluted basis.

During the fourth quarter 2013, the Company continued to execute its share repurchase program buying approximately 38,000 shares at an average price of $6.03. The original $3.0 million repurchase plan approved in February 2013 was for one year. Today the Board approved extending the plan for an additional year and $2.6 million remains available for stock repurchases.

Conference Call

IRIDEX management will conduct a conference call later today, Thursday, February 27, 2014 at 5:00 p.m. Eastern Time.  Interested parties may access the live conference call via telephone by dialing (888) 549-7880 (U.S.) or (480) 629-9770 (International) and quoting Conference ID 4669674, or by visiting the Company’s website at www.iridex.com. A telephone replay will be available beginning on Thursday, February 27, 2014 through Friday, March 7, 2014 by dialing (800) 406-7325 (U.S.) or (303) 590-3030 (International) and entering Access Code 4669674. In addition, later today an archived version of the webcast will be available on the Company’s website at www.iridex.com.

About IRIDEX

IRIDEX Corporation was founded in 1989 and is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. We maintain a deep commitment to the success of our customers, with comprehensive technical, clinical, and service support programs. IRIDEX is dedicated to a standard of excellence, offering superior technology for superior results. IRIDEX products are sold in the United States through both direct and independent sales forces and internationally through a combination of a direct sales force and a network of approximately 70 independent distributors into over 100 countries. For further information, visit the Company’s website at http://www.iridex.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, relating to the size and growth of markets in which the Company operates, US and international buying patterns, the success of the Company’s marketing and sales efforts and operational execution, the adoption of MicroPulse laser therapy, TxCell pattern scanning and the Company’s other products, anticipated new product releases and the Company’s guidance concerning fiscal 2014 first quarter financial results, including anticipated ranges of revenue, revenue growth rates, operating expenses and gross margin rates, and operating income. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Please see a detailed description of these and other risks contained in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2013, June 29, 2013 and September 28, 2013, which were filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Company Contact:	Investor Relations Contact:
Jim Mackaness	Rene Caron
Chief Financial Officer	Allen & Caron
& Chief Operating Officer	949-474-4300
650-940-4700	Rene@allencaron.com

TABLES FOLLOW

IRIDEX Corporation

Condensed Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Total revenues	$10,598	$9,228	$38,273	$33,859
Cost of revenues	5,448	4,890	19,686	17,513
Gross profit	5,150	4,338	18,587	16,346
Operating expenses:
Research and development	881	1,091	3,684	4,385
Sales and marketing	2,380	2,034	7,720	7,895
General and administrative	1,333	908	5,023	4,926
Proceeds from demutualization of insurance carrier	0	0	(473)	0
Total operating expenses	4,594	4,033	15,954	17,206
Income (loss) from operations	556	305	2,633	(860)
Legal settlement	0	0	0	800
Other expense, net	(171)	(18)	(371)	(210)
Income (loss) from continuing operations before provision for (benefit from) income taxes	385	287	2,262	(270)
Provision for (benefit from) income taxes	(27)	34	31	(100)
Income (loss) from continuing operations, net of tax	412	253	2,231	(170)
Income (loss) from discontinued operations, net of tax	0	149	0	(264)
Gain (loss) on sale of discontinued operations, net of tax	0	(160)	0	1,872
Income (loss) from discontinued operations, net of tax	0	(11)	0	1,608
Net income	$412	$242	$2,231	$1,438
Net income (loss) per share:
Basic
Continuing operations	$0.04	$0.03	$0.24	$(0.02)
Discontinued operations	0.00	0.00	0.00	0.18
Net income	$0.04	$0.03	$0.24	$0.16
Diluted
Continuing operations	$0.04	$0.03	$0.22	$(0.02)
Discontinued operations	0.00	(0.01)	0.00	0.18
Net income	$0.04	$0.02	$0.22	$0.16
Weighted average shares used in computing net income (loss) per share
Basic	9,848	8,820	9,245	8,935
Diluted	10,431	10,071	10,104	8,935

IRIDEX Corporation

Condensed Balance Sheets

(In thousands)

(unaudited)

	December 28, 2013	December 29, 2012
Assets
Current Assets:
Cash and cash equivalents	$13,444	$11,901
Accounts receivable, net	7,345	5,480
Inventories	10,605	8,035
Prepaid and other current assets	576	1,129
Current assets of discontinued operations	0	510
Total current assets	31,970	27,055
Property and equipment, net	543	483
Intangible assets, net	328	554
Goodwill	533	533
Other long-term assets	303	287
Total assets	$33,677	$28,912
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,278	$2,105
Accrued compensation	1,891	1,563
Accrued expenses	1,592	1,242
Accrued warranty	468	453
Deferred revenue	1,133	1,004
Total current liabilities	7,362	6,367
Long-Term Liabilities:
Other long-term liabilities	461	640
Total liabilities	7,823	7,007
Stockholders’ Equity:
Convertible preferred stock	0	5
Common stock	104	94
Additional paid-in capital	40,671	38,958
Accumulated deficit	(14,921)	(17,152)
Total stockholders’ equity	25,854	21,905
Total liabilities and stockholders’ equity	$33,677	$28,912